EXHIBIT 99.8(a)



           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
           --------------------------------------------------

I hereby consent to the incorporation by reference in this Securities and Exchange Commission Form S-8 Registration Statement of Commerce Group Corp. of my report dated May 10, 2002 relating to the financial statements of Commerce Group Corp. for the years ended March 31, 2002 and 2001.

Bruce Michael Redlin, CPA, LLC
Certified Public Accountant

/s/ Bruce Michael Redlin

Milwaukee, Wisconsin

May 10, 2002